Exhibit 10.1
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RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
by and between
EPIX Pharmaceuticals, Inc.
and
Cystic Fibrosis Foundation Therapeutics, Inc.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Research, Development and Commercialization Agreement
TABLE OF CONTENTS
Page

ARTICLE I — DEFINITIONS	2

ARTICLE II — RESEARCH PROJECT	14

2.1 Objective	14
2.2 Background	15
2.3 Duration of the Research Project	15
2.4 Research Diligence	15
2.4.1 Generally	15
2.4.2 Obligations of EPIX	16
2.5 Research Plan	16
2.6 Joint Research Committee	17
2.6.1 Composition and Purposes	17
2.6.2 Meetings	18
2.6.3 Discussions/Recommendations.	19
2.6.4 Expenses	19
2.7 JSC	19
2.7.1 Composition and Purposes	19
2.7.2 Voting and Deadlocks	21
2.8 Development Committee	22
2.9 Data and Material Transfer	22

ARTICLE III — RESEARCH FUNDING; RECORDS	23

3.1 Research Funding	23
3.1.1 Payments	23
3.1.2 Limitations; Acknowledgement of Carry-Over Funding	23
3.1.3 Budget	24
3.1.4 Purchase of Dedicated Equipment	26
3.1.5 Milestones	27
3.1.6 Matched Funds	27
3.1.7 Payments	27
3.1.8 Competition	27
3.2 Invoices, Records; Reporting Obligations; Audits	29
3.2.1 Invoices	29
3.2.2 Records	30
3.2.3 Inspection	30
3.2.4 Audit	31
3.2.5 Reports; Notices	31
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Exhibits

Exhibit A — Budget
Exhibit B — EDC Criteria
Exhibit C — Milestone Awards
Exhibit D — Research Plan
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT
     This Agreement (as defined below) is made as of this 1st day of April, 2008 (the “Effective Date”) by and between EPIX Pharmaceuticals, Inc. (“EPIX”), a Delaware corporation with its principal office at 4 Maguire Road, Lexington, MA 02421, and Cystic Fibrosis Foundation Therapeutics, Inc., a Maryland corporation with its principal offices at 6931 Arlington Road, Bethesda, MD 20814 (“CFFT”), and shall become effective on the Effective Date (as defined below). EPIX and CFFT are each a “Party,” and, collectively, the “Parties.”
     WHEREAS, CFFT’s principal charitable mission is the discovery and development of a cure for cystic fibrosis and its complications, to which CFFT brings significant scientific and human resources and financial support;
     WHEREAS, EPIX and CFFT entered into the Agreement of March 7, 2005 (which Agreement was subsequently amended by three subsequent amendments), which provided for Research Program I and Research Program II. Research Program I is continued in accordance with this Agreement and, without limitation, the Parties intend that EPIX obligation under the March 7, 2005 Agreement, as amended, to publish the 3D structure of CFTR including its coordinates shall continue. Research Program II has been terminated for CF, except that certain options, rights and obligations in the March 7, 2005 Agreement and subsequent amendments survive such termination, as provided in such agreement and subsequent amendments, including without limitation CFFT’s right to receive royalties with respect to a P2Y2 product and certain funding obligations of CFFT as further described in Section 3.1.2(b) below.
     WHEREAS, EPIX desires to conduct the scientific research more fully described in Section 2.1 of this Agreement (the “Research Project”); and
     WHEREAS, CFFT wishes to support the Research Project;
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I — DEFINITIONS
     For purposes of this Agreement, the terms defined in this Article 1 shall have the following meanings whether used in their singular or plural forms. Use of the singular shall include the plural and vice versa, unless the context requires otherwise:
     1.1 “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, more than fifty percent (50%) of the voting stock of any other Person. For purposes of clarity, CFFT is an Affiliate of the Cystic Fibrosis Foundation for purposes of this Agreement.
     1.2 “Agreement” shall mean this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each Party hereto.
     1.3 “Applicable Law” shall have the meaning set forth in Section 10.1(b).
     1.4 “Award” shall mean the amount specified in the Budget which is to be funded by CFFT.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.5 “Back-Up Compound” shall mean an EDC that may replace the initial EDC in case such replacement is necessary.
     1.6 “Budget” shall mean the total budget for the costs and expenses of the Research Project agreed upon by the Parties, which budget (a) may be amended from time to time solely upon the mutual written agreement of the Parties, and (b) shall detail the (i) portion of such costs and expenses to be funded by each Party; and (ii) the projected allocation and use of (A) the funds to be paid by CFFT to EPIX for the Award; and (B) the Matched Funds. The initial Budget is attached hereto as Exhibit A. The Budget shall include, without limitation, any Third Party costs relating to the Research Project paid directly by CFFT at EPIX’s request.
     1.7 “CFFT” shall have the meaning set forth in the preamble of this Agreement.
     1.8 “CFFT Background Intellectual Property” shall have the meaning set forth in Section 8.6.
     1.9 “CFFT Designee” shall have the meaning set forth in Section 2.6.1.
     1.10 “CFFT Indemnitee” shall have the meaning set forth in Section 7.1.
     1.11 “CFFT Patents” shall mean any Patents Controlled by CFFT or its Affiliates relating to the Research Project.
     1.12 “CFTR” shall mean a CF transmembrane conductance regulator protein which has the biological effect of transporting molecules across human cellular membranes.
     1.13 “CFTR Product” shall have the meaning set forth in Section 3.1.8.
     1.14 “Change of Control Transaction” with respect to EPIX shall mean the consummation of a transaction, whether in a single transaction or in a series of related and substantially contemporaneous transactions, pursuant to which a Third Party[ies] none of which are stockholders of EPIX as of the date hereof (a) acquires (whether by merger, consolidation, or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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transfer or issuance of capital stock or otherwise) capital stock or other equity interest of EPIX possessing the voting power to elect a majority of the board of directors or other governing body of EPIX (or such surviving or resulting Person) or (b) acquires assets constituting all or substantially all of the assets of EPIX and its subsidiaries (as determined on a consolidated basis).
     1.15 “Clinical Candidate” shall mean any chemical compound that possesses the properties set forth in Exhibit B attached hereto.
     1.16 “Commercial Party” shall mean the Party under this Agreement that has the right and license to develop and commercialize Products hereunder. As of the Effective Date and until the grant of any Interruption License, the Commercial Party shall be EPIX and, upon the grant of an Interruption License, if applicable, and thereafter, it shall be CFFT.
     1.17 “Commercially Reasonable Efforts” shall mean the level of effort, expertise and resources used, in the exercise of prudent business judgment, to research, develop and commercialize a Product, where such research, development and commercialization is technically feasible, and reasonably consistent with industry standards for similar products (for example, products that are at a comparable stage in development), with the objective of launching such Product in North America and the European Union as soon as commercially practicable.
     1.18 “Confidential Information” shall have the meaning set forth in Section 5.1.1.
     1.19 “Controlled” (except in the context of Section 1.2) shall mean the legal authority or right of a Party hereto to grant a license or sublicense of intellectual property rights to another Party hereto, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.20 “Cystic Fibrosis” or “CF” shall mean the human disease commonly known as cystic fibrosis.
     1.21 “Dedicated Equipment” means any and all pieces of equipment, instruments or machinery, each having an original purchase price of [********], purchased by EPIX with Award funds and used by EPIX exclusively in the conduct of the Research Project.
     1.22 “Default” shall have the meaning set forth in Section 9.3.
     1.23 “Dispute” shall have the meaning set forth in Section 11.2(a).
     1.24 “Dollars” shall have the meaning set forth in Section 3.1.7.
     1.25 “Early Development Candidate” or “EDC” shall mean a compound that meets the criteria defined as EDC Criteria specified in Exhibit B or which is nominated as an EDC by the JSC.
     1.26 “EDC Criteria” shall mean criteria used to identify an EDC. EDC Criteria will be agreed upon by the JSC no later than March 31, 2008 and set forth in Exhibit B and may be modified by the JSC at any time prior to the identification of an EDC. The EDC Criteria for a Back-Up Compound may be different than the EDC Criteria for the first EDC. The EDC Criteria for a Back-Up Compound or for the first EDC may be modified by the JSC at any time prior to the identification of an EDC or a Back-Up Compound.
     1.27 “Effective Date” shall mean the date specified on the first page of this Agreement.
     1.28 “EPIX” shall have the meaning set forth in the preamble of this Agreement.
     1.29 “EPIX Background Technology” shall mean any Technology that is (a) used by EPIX, or provided by EPIX for use in the performance of the Research Project, the development of EDCs and/or the commercialization of Products that is Controlled by EPIX as of the Effective Date, or (b) conceived or reduced to practice outside of the performance of the Research Project.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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For purposes of clarity, EPIX Background Technology: (i) shall not include any technology or rights licensed to EPIX by Tel Aviv University, including pursuant to that certain Amended and Restated License Agreement by and between EPIX and RAMOT at Tel Aviv University dated as of May 20, 2004 (the “Tel Aviv License”), and (ii) does not include EPIX Research Project Technology.
     1.30 “EPIX Designee” shall have the meaning set forth in Section 2.6.1.
     1.31 “EPIX Indemnitee” shall have the meaning set forth in Section 7.2.
     1.32 “EPIX Party” shall have the meaning set forth in Section 7.1(a).
     1.33 “EPIX Patents” shall mean any Patents Controlled by EPIX or its Affiliates claiming EPIX Research Project Technology.
     1.34 “EPIX Research Project Technology” shall mean all Technology conceived or reduced to practice by EPIX or its Affiliates, in the performance of the Research Project and that is necessary or desirable to practice the Technology utilized by EPIX in the performance of the Research Project.
     1.35 “FDA” shall mean the United States Food and Drug Administration, or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States, and its territories and possessions.
     1.36 “Field” shall mean the diagnosis, treatment and/or prevention of CF and pulmonary diseases.
     1.37 “First Commercial Sale” shall mean the first sale of a Product by EPIX or an Affiliate, licensee, sublicensee, transferee or successor of EPIX in a country in the Territory following Regulatory Approval of the Product in that country or, if no such Regulatory Approval
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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or similar marketing approval is required, the date upon which a Product is first commercially launched in that country.
     1.38 “Force Majeure Event” shall have the meaning set forth in Section 11.5.
     1.39 “FTE” shall mean the equivalent of the work of one EPIX scientist or other project managerial professional, full time for one year, on or directly related to the Research Project. Activities included in calculating FTE’s shall not include negotiation of this Agreement, modifications or extensions thereof or administration activities such as accounting, invoicing, personnel related activities or the like, or marketing analysis and market research.
     1.40 “GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.
     1.41 “Hit Characterization” shall mean characterization of Hit Corrector Compound(s), Hit Potentiator Compound(s), or Hit Dual Potentiator-Corrector Compounds, as well as related chemical analogs that can be purchased or synthesized, to assess additional biological, ADME, and other drug-like characteristics for such compound(s), to generate initial structure-activity relationship(s) and for evaluation as a Lead Series or a Lead Compound. Such activities may include biological assays, ADME assays, PK assessment, intellectual property assessment, chemical synthesis and development of a scaffold-dependent computational model, and evaluation of other drug-like properties as determined by EPIX. One of the goals of the Hit Characterization is the identification of Lead Compounds along with an understanding of their properties that will need to be optimized during lead optimization.
     1.42 “Hit Corrector Compound” shall mean a compound that has an [********] or a compound that exhibits [********] in a Corrector biological assay accepted as valid by the JSC, or such other criteria adopted by the JSC from time to time.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.43 “Hit Dual Potentiator-Corrector” shall mean a compound that can be characterized as both a Hit Corrector Compound and as a Hit Potentiator Compound.
     1.44 “Hit Potentiator Compound” shall mean a compound that has an [********] or a compound that exhibits [********] in a Potentiator biological assay accepted as valid by the JSC, or such other criteria adopted by the JSC from time to time.
     1.45 “Interruption” shall occur if before [********], all of EPIX, its Affiliates, licensees, sublicensees, transferees and successors, cease to use Commercially Reasonable Efforts to research, develop and/or commercialize all EDC’s and Products in the Field for a period of [********] and such cessation of efforts is not occasioned by a Force Majeure Event.
     1.46 “Interruption License” shall have the meaning set forth in Section 9.6.
     1.47 “Joint Invention” shall have the meaning set forth in Section 8.1.
     1.48 “Joint Research Committee” or “JRC” shall have the meaning set forth in Section 2.6.1.
     1.49 “Joint Steering Committee” or “JSC” shall have the meaning set forth in Section 2.7.1.
     1.50 “Lead Compound(s)” or “Lead Series” shall mean a compound or group of compounds based on a common scaffold of which at least one compound: (i) may be characterized as a Hit Corrector Compound or Hit Dual Potentiator-Corrector Compound; or (ii) was characterized via Hit Characterization activities and which has a set of drug-like properties that may be optimized through lead optimization to an EDC or (iii) was designated as a “Lead Compound” by the JSC.
     1.51 “Lead Optimization Sub-Project” shall mean a lead optimization project focused on identification of at least one compound that meets EDC Criteria.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.52 “License Income” shall mean, with respect to a Product, all consideration received by EPIX or its Affiliates as consideration for the grant of a license to such Product(s) pursuant to Section 4.3(c), excluding (i) payments with respect to Net Sales of a Product; (ii) payments made by a Third Party in consideration for the issuance of equity or debt, and (iii) payments made by a Third Party to support or fund research or development activities taken by EPIX or EPIX’ subcontractors. For purposes of clarity, if EPIX enters into such licenses for more than one Product, the foregoing definition of Licensed Income will continue to apply to any consideration received with respect to the license for the second and subsequent Product notwithstanding the occurrence of the First Commercial Sale of the first Product. Amounts received after the First Commercial Sales of a Product shall not constitute License Income if they are conditioned on events (other than the payment date) occurring on or after the First Commercial Sale.
     1.53 “Matched Funds” shall have the meaning set forth in Section 3.1.6.
     1.54 “Milestone Awards” shall mean the milestone payments specified in Exhibit C.
     1.55 “Milestones” shall mean the performance milestones for the Research Project established by the Parties, as set forth in Exhibit C.
     1.56 “Net Sales” with respect to any Product shall mean the gross amount invoiced by the selling party and its Affiliates, licensees, sublicensees, transferees and/or successors for Products sold in bona fide, arms-length transactions to Third Parties for use in the Field, less (a) quantity and/or cash discounts from the gross invoice price which are actually allowed or taken; (b) freight, postage and insurance included in the invoice price; (c) amounts repaid or credited by reasons of rejections or return of goods or because of retroactive price reductions specifically identifiable to such Product; (d) amounts payable resulting from government (or agency thereof)
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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mandated rebate programs; (e) Third Party rebates or charge-backs to the extent actually allowed; (f) invoiced customs duties and sales taxes (excluding income, value-added and similar taxes), if any, actually paid and directly related to the sale that are not reimbursed by the buyer; and (g) any other specifically identifiable amounts included in the Product’s gross invoice price that should be credited for reasons substantially equivalent to those listed above; all as determined in accordance with the selling Party’s usual and customary accounting methods, which are in accordance with GAAP.
     In the case of any sale or other disposal of a Product between or among the selling Party and its Affiliates, licensees, sublicensees, transferees and/or successors, for resale, Net Sales shall be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party.
     In the case of any sale which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Product is paid for, if paid for before shipment or invoice.
     In the case of any sale or other disposal for value, such as barter or counter-trade, of any Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated as above on the fair market value of the consideration received.
     In the event the Product is sold (whether in a finished dosage form, in a form suitable for cellular based therapy, or otherwise) containing the Product in combination with one or more other active ingredients (a “Combination Product”), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price of the Product when sold separately in finished
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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form and B is the weighted average sale price of the other product(s) sold separately in finished form, provided that the formula set forth above shall not apply if the Product is only sold in combination form and if each of the active ingredients in a Combination Product results from the Research Project and in each such event the following sentence shall apply: In the event that such average sale price cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be mutually agreed upon in good faith by the Parties based on relative value contributed by each component, which such agreement shall not be unreasonably withheld, conditioned or delayed.
     1.57 “Owner” shall have the meaning set forth in Section 5.1.2.
     1.58 “Party(ies)” shall have the meaning set forth in the preamble of this Agreement.
     1.59 “Patents” means all existing patents and patent applications and all patent applications hereafter filed, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.
     1.60 “Person” means any individual, corporation, partnership, association, joint-stock corporation, trust, unincorporated organization or government or political subdivision thereof.
     1.61 “Phase IIa Clinical Trial” shall mean a human clinical trial intended to evaluate safety and dosing requirements as well as the effectiveness of a product for a particular indication or indications in patients with the disease or indication under study, as further defined in 21 CFR §312.21(b) or any successor regulation thereto.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.62 “Phase IIb Clinical Trial” shall mean a human clinical trial intended to evaluate the effectiveness (and not only designed to assess safety or dosing requirements) of a product for a particular indication or indications in patients with the disease or indication under study, as further defined in 21 CFR §312.21(b) or any successor regulation thereto.
     1.63 “Product” shall mean any product(s) resulting from the Research Project that contains or is derived from an EDC or Back-Up Compound. For avoidance of doubt, “Product” shall include any Products developed and commercialized hereunder by EPIX (directly or with or through its sublicensees and their Affiliates) and Products developed and commercialized by CFFT (directly or with or through its sublicensees and their Affiliates) pursuant to an Interruption License.
     1.64 “Recipient” shall have the meaning set forth in Section 5.1.2.
     1.65 “Recipient Notice Requirement” shall have the meaning set forth in Section 5.1.3.
     1.66 “Registration” shall mean, with respect to each Product and each country in the Territory, the Regulatory Approval for such Product filed in such country.
     1.67 “Regulatory Approval” shall mean, with respect to any country, all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Product in that country including, without limitation and where applicable, approval of labeling, price, reimbursement and manufacturing. “Regulatory Approval” in the United States shall mean final approval of a new drug application or biologic license application, as the case may be, pursuant to the then-applicable provisions of the Code of Federal Regulations permitting marketing of the Product in interstate commerce in the United States. “Regulatory Approval” in the European Union shall mean final approval of a Marketing Authorization Application, or equivalent, together with price and reimbursement approval.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.68 “Research Plan” shall have the meaning set forth in Section 2.5 hereof.
     1.69 “Research Project” shall have the meaning set forth in Section 2.1.
     1.70 “Research Termination Date” shall mean the ninth (9th) anniversary of the Effective Date; provided that, this date may be extended by agreement of the Parties and, if EPIX is conducting a clinical trial of an EDC of Back-Up Compound on the ninth(9th) anniversary of the Effective Date, then the Research Termination Date shall be automatically extended until such clinical trial is completed, except that such extension shall not be beyond the twelfth (12th) anniversary of the Effective Date unless agreed upon by the Parties.
     1.71 “Sub-Project” shall have the meaning set forth in Section 2.3.
     1.72 “TDN” shall mean the Therapeutic Development Network established by CFFT.
     1.73 “Technology” shall mean, collectively, inventions, discoveries, improvements, trade secrets, know-how and proprietary methods and processes, whether or not patentable, including without limitation: (a) methods of production or use of, and structural and functional information pertaining to, chemical compounds and (b) compositions of matter, data, formulations, processes, techniques, know-how and results (including without limitation any negative results).
     1.74 “Tel Aviv License” shall have the meaning provided in Section 1.28.
     1.75 “Territory” shall mean worldwide.
     1.76 “Third Party” shall mean any Person which is not a Party or an Affiliate of any Party to this Agreement.
     1.77 “Total Anticipated Award” shall mean twenty nine million six hundred and eighty two thousand five hundred and fifty five dollars ($29,682,555), which amount shall not include the Milestone Awards.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     1.78 “Valid Patent” shall mean a claim in an issued, unexpired patent within the CFFT Patents or the EPIX Patents that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.
ARTICLE II — RESEARCH PROJECT
     2.1 Objective. EPIX and CFFT hereby agree to collaborate as set forth herein in the performance of research activities aimed at identifying Early Development Candidates, and identifying Back-Up Compounds, that are potentiators or correctors of delta508 CFTR, and developing an EDC Compound through to completion of a Phase IIb Clinical Trial, as set forth herein (the “Research Project”). Except as otherwise set forth herein, EPIX shall be solely responsible for the conduct of the Research Project. CFFT shall provide the financial support hereinafter specified, and consultation and advice as provided herein through its participation on the JRC as provided below and shall participate in certain decision making through the JSC.
     2.2 Background. Since March 2005, EPIX and CFFT have been collaborating on a project to develop in silico models that guide the identification of CFTR corrector or potentiator compounds for therapeutic intervention. EPIX and CFFT are interested in initiating additional discovery activities as set forth in this Agreement. A Research Plan describing the research activities to be conducted hereunder will be developed as provided in Section 2.5. The Research Plan will be organized so as to progress in the following steps: (i) screening, (ii) Hit
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Characterization, (iii) initiation and conduct of separate Lead Optimization Sub-Projects based on different Lead Compounds and/or Lead Series, (iv) identification of an EDC and Back-Up Compound and (v) preclinical development and clinical development through to the completion of a Phase IIb Clinical Trial for such EDC. These Sub-Projects shall be independent of each other, and success/failure in one such Sub-Project may have no bearing on the success potential of the other Lead Optimization Sub-Project. Upon discovery of an EDC and a Back-Up Compound, such compounds will progress to preclinical development and then at least one of the EDC shall proceed to clinical development pursuant to the Research Plan.
     2.3 Duration of the Research Project. The Research Project shall commence on April 1, 2008 and shall conclude on the Research Termination Date, unless extended by mutual agreement of the Parties, or unless earlier terminated in accordance with the provisions of Article IX hereof.
     2.4 Research Diligence.
          2.4.1 Generally. EPIX shall use Commercially Reasonable Efforts to: (a) conduct the Research Project in accordance with the Research Plan and (b) satisfy and achieve the Milestones, as set forth in Section 3.1.5 and (c) develop a Product for use in the Field. In furtherance of the foregoing, and in accordance with the terms and conditions of this Agreement (including, without limitation, Section 2.4.2 below), EPIX shall commit to the Research Project (directly and with and through subcontractors): (i) an adequate number of staff, whom EPIX reasonably believes have the necessary experience, training and scientific expertise, to enable EPIX to fulfill its obligations hereunder, and (ii) the infrastructure (e.g., laboratories, offices, equipment and facilities) required by the Research Plan. For avoidance of doubt, with respect to the clinical development of a Back-Up Compound, such development may be delayed if and to
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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the extent the JSC determines that such delay is commercially reasonable, for example if such development would slow the development of the EDC, if no issues have arisen in the development of the EDC that would indicate that immediate clinical development of the Back-Up Compound would be prudent or if no evidence of meaningful differentiation between the EDC and the Back-Up Compound emerges through development.
          2.4.2 Obligations of EPIX. Subject to the terms and conditions of this Agreement, and without limiting the generality of Section 2.4.1 above, EPIX shall be solely responsible for the conduct and oversight of the Research Project. EPIX shall respond in a reasonably prompt and thorough manner to all reasonable requests and inquiries from CFFT for information regarding the Research Project during the term of this Agreement.
     2.5 Research Plan. Within sixty (60) days following the Effective Date, the Parties shall complete the Research Plan for the Research Project (the “Research Plan”). Upon completion, the Research Plan will be attached to this Agreement as Exhibit D. The Research Plan shall be updated each year on or before June 1st by the JRC. Each such updated Research Plan shall be promptly provided to the JSC for approval on or before June 30th. The approved Research Plan shall be used by the JSC, in addition to other purposes, as the basis for devising the annual Budget for the next calendar year as described in Section 3.1.3 below. The JRC may from time-to-time consider, review, reevaluate and discuss the Research Plan, taking into consideration ongoing research outcomes and other scientific and commercial developments. Modifications to the Research Plan may be proposed by any Party and shall be discussed by the JRC and recommendations made in accordance with Section 2.6.
     2.6 Joint Research Committee.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          2.6.1 Composition and Purposes. During the term of the Research Project, a Joint Research Committee (“JRC”) shall facilitate communication between the Parties, and make recommendations, with respect to the Research Project. The JRC shall consist of four (4) members, two (2) of whom shall be designated by EPIX (the “EPIX Designees”), and two (2) of whom shall be designated by CFFT (the “CFFT Designees”). Each Party shall select a Project Coordinator from among its designees to the JRC or may designate a Project Coordinator as an additional non-voting member of the JRC who shall be allowed to participate in JRC meetings. Each Party may change any such designees to the JRC at any time or from time-to-time by written notice to the other Party. EPIX shall nominate the Chairperson of the JRC. In addition to JRC members, CFFT and EPIX shall be entitled to bring to JRC meetings employees or advisors, provided such advisors have executed appropriate confidential agreements. The JRC shall terminate upon the earliest of (i) completion of the Research Project, (ii) on the Research Termination Date and (iii) the termination of this Agreement. The JRC’s authority shall devolve from, and be subordinate to, the authority of the JSC, and as such, shall be subject to the limitations on the JSC’s authority as set forth in Section 2.7.1.
          Without limiting the generality of the foregoing, the JRC shall:
               (i) Annually review and prepare updated Research Plans and, during the year, consider, review, and reevaluate the Research Plan, evaluate any proposed revisions to the Research Plan, and make recommendations to the JSC regarding same, provided that amendments that would increase the Budget must be approved by the Parties;
               (ii) review reports prepared by EPIX and otherwise monitor the progress of the Research Project and make recommendations to EPIX’ research team as needed on next steps to implement the Research Project;
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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               (iii) gives its recommendation to the JSC on the choice of EDCs and Back-Up Compounds;
               (iv) give its recommendations to the JSC on whether the Milestones have been satisfied and achieved; and
               (v) recommend to the JSC any revisions to the EDC and Clinical Development criteria set forth in Exhibit B.
          2.6.2 Meetings. The JRC shall meet no less frequently than once in each three (3) month period during the Research Project; provided, however, that the JRC shall meet more frequently if requested by either Project Coordinator. The first meeting of the JRC shall be held within ninety (90) days of the Effective Date. Meetings of the JRC shall be held at such times and locations as may be mutually agreed upon by the Project Coordinators, which times and locations shall be communicated in writing (including, without limitation, by email) to the other members of the JRC with reasonable advance notice of the meeting. At least one (1) EPIX Designee and one (1) CFFT Designee shall be required to participate in a meeting for such meeting to be deemed a quorum. So long as a quorum is present at a meeting, the JRC may take such actions as are within the scope of the JRC’s authority hereunder. Members of the JRC may attend each meeting either in person or by means of telephone or other telecommunications device that allows all participants to hear and speak at such meeting simultaneously. At least ten (10) business days prior to each meeting, EPIX shall deliver (including by email) to CFFT a written report detailing the progress made on the Research Project since the last meeting of the JRC. Within twenty (20) days after the date of each meeting, the EPIX Designees shall prepare and deliver (including by email) to the CFFT Designees written minutes of such meeting setting forth in detail all discussions and/or recommendations of the JRC made at such meeting, which
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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minutes shall be subject to the approval and/or comment of CFFT’s Project Coordinator to be given before the next scheduled meeting.
          2.6.3 Discussions/Recommendations. The JRC shall discuss the items set forth in Section 2.6.1, make unanimous, non-binding recommendations to the JSC as a result of such discussions, or document any disagreements among them, and facilitate communication between the Parties with respect to the Research Project.
          2.6.4 Expenses. Each Party shall pay its own expenses (including travel and lodging expenses) incurred in connection with the participation of its advisors on the JRC and its representatives.
     2.7 JSC.
          2.7.1 Composition and Purposes. EPIX and CFFT will establish a Joint Steering Committee(“JSC”) which shall consist of an equal number of senior management personnel from each Party with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the initiation, planning and performance of the activities of the Research Project, as may be agreed by the Parties from time to time. The JSC shall initially have a total of four (4) members, two (2) of whom shall be designated by EPIX and two (2) of whom shall be designated by CFFT. The Chair of the JSC will be appointed from among the members of the JSC designated by EPIX. The JSC shall terminate upon the earliest to occur of (i) completion of the Research Project, (ii) on the Research Termination Date and (iii) the termination of this Agreement. The JSC shall meet, in person or by conference telephone, semi-annually, or with such other frequency, and at such time and location or by such means, as may be established by the JSC, for the following purposes:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (a) To provide general oversight of the Research Project and to resolve any issue referred by the JRC as to the progress of the Research Project;
          (b) To agree upon EDC Criteria, including without limitation, as relates to any Back-Up Compound, and any subsequent revision thereof;
          (c) To periodically review and agree upon the overall goals and strategy of the Research Project;
          (d) To determine whether any revision to the EDC Criteria set forth in Exhibit B and the definition in Sections 1.42, 1.43 and 1.44 should be made;
          (e) To agree on any proposed license, sublicense or transfer of EPIX Research Project Technology provided that EPIX shall be permitted to enter into any such license or sublicense with a Third Party that has at least the same financial and scientific resources as EPIX and that commits to at least the same level of diligence as is required of EPIX under Section 2.4 and 4.2 hereof;
          (f) To approve the clinical development plan and the Budget, and to consider and approve revisions thereto, with the goal of devising as thorough and robust a clinical development plan as is reasonably possible, subject to the funding obligations set forth herein;
          (g) To agree upon an EDC and Back-Up Compound;
          (h) To determine whether the Milestones specified in Exhibit C have been met;
          (i) To determine that the Award funds and the Matched Funds were used solely for the Research Project in accordance with the Budget;
          (j) To determine whether clinical trials should be connected in association with the TDN;
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (k) To license from a Third Party a compound which could constitute a Hit Corrector Compound, a Hit Potentiator Compound, or a Hit Dual Potentiator Corrector Compound; and
          (l) To discuss and attempt to resolve any deadlocked issues submitted to it by the JRC.
The JSC shall have no authority to revise the terms of this Agreement or to take actions that are inconsistent with the terms of this Agreement. The JSC shall have no authority to act on behalf of either Party in connection with Third Parties. Without limiting the foregoing, the JSC shall have no authority to, and shall not purport to or attempt to: (i) negotiate agreements on behalf of either Party, (ii) make representations or warranties on behalf of either Party, (iii) waive rights of either Party, (iv) extend credit on behalf of either Party, or (v) take or grant licenses of intellectual property on behalf of either Party.
          2.7.2 Voting and Deadlocks. EPIX members shall, collectively, have one (1) vote on the JSC, and the CFFT members shall, collectively, have one (1) vote on the JSC. Decisions of the JSC shall be made by unanimous vote. In the event a deadlock occurs, the JSC shall attempt to resolve such deadlock for a period of twenty (20) days by engaging in good faith discussions. If such deadlock is not resolved after such twenty (20) day period, then such deadlock shall be resolved in accordance with the dispute resolution process set forth in Section 11.2, except that any dispute requiring the amendment of this Agreement, including the Exhibits hereto shall require the agreement of both Parties without regard to Section 11.2.
     2.8 Development Committee. After the Research Termination Date, EPIX shall maintain a development committee appropriate to the stage of development of a Product. Such
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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committee shall meet at least semi-annually. CFFT shall be entitled to designate one member to such committee.
     2.9 Data and Material Transfer. After the completion of clinical studies of EDC’s, EPIX shall use reasonable efforts to make available data from such studies in CF patients to the Therapeutics Development Network (“TDN”) data bank. CFFT will remove from such data all patient identifiers that have not been removed by EPIX in advance of allowing such access to the TDN, will ensure the integrity and confidentiality of such information and shall [********] the [********], in accordance with the process set forth in Article VII for any [********] incurred by any [********] in connection with the activities described in [********] or in connection with [********], or [********], including without limitation, for any [********]. The TDN data bank is a central repository for data from completed TDN studies to serve as a resource of data from CF clinical trials. EPIX shall use reasonable efforts to collect two (2) milliliters of plasma from each CF patient enrolled in clinical trials during each blood draw and to transfer it to the CFFT specimen bank, as and to the extent permitted by the applicable IRB, ethical requirements and patient consents and provided that the Parties agree that such collection would not seriously impair EPIX’ ability to successfully initiate and complete any such clinical trial. Unless otherwise agreed by the parties, CFFT shall not perform, nor permit any Third Party to perform, any analysis, investigation or research activities on the plasma samples provided by EPIX, or any subgroup thereof, [********]. [********] for any incremental costs EPIX incurs in collecting the data and materials and for making clinical data available to the TDN [********].
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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ARTICLE III — RESEARCH FUNDING; RECORDS
     3.1 Research Funding.
          3.1.1 Payments. In accordance with the terms, and subject to the conditions, set forth in this Agreement, CFFT shall make payments of the Award and the Milestone Awards, to EPIX in accordance with Exhibits A and C attached hereto.
          3.1.2 Limitations; Acknowledgement of Carry-Over Funding.
          (a) Notwithstanding Section 3.1.1 above or any contrary provision contained herein, CFFT shall not be required to make any additional payment in respect of the Award:
               (i) in excess of the total amount of the then-current approved Budget; and
               (ii) upon the occurrence and/or during the continuance of any Default (as defined in Section 9.3 below), including, without limitation, a Default relating to EPIX obligations under Section 3.1.6 below; provided that, amounts deferred during such Default shall become due and payable if such Default is cured in accordance with Section 9.3; and/or
               (iii) if this Agreement is terminated by any Party in accordance with Article IX; provided that amounts that were payable as of the effective date of such termination shall remain payable.
          (b) The Parties entered into that certain Research, Development and Commercialization Agreement dated March 7, 2005 (as amended, the “2005 Agreement”), as amended by three subsequent amendments, including the Second Amendment dated August 2, 2006 (the “Second Amendment”) and the Third Amendment dated November 1, 2007 (the “Third Amendment”). Pursuant to the Second Amendment, CFFT agreed to provide certain FTE
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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funding and pursuant to the Third Amendment CFFT agreed to provide funding for specified items of equipment. The Parties hereby acknowledge that such funding obligations shall continue in full force and effect, in accordance with the terms of the 2005 Agreement, to enable EPIX to perform certain activities, and to obtain certain equipment, that would be useful in enabling EPIX to perform the Research Project hereunder. CFFT shall reimburse EPIX for such activities at the FTE rates as provided in the 2005 Agreement for the period ending on March 31, 2008 and to purchase equipment listed on an exhibit to the Third Amendment, all in accordance with the terms of the 2005 Agreement.
          3.1.3 Budget. A quarterly Budget for the first two years of the Research Program is attached hereto as Exhibit A. The attached Budget is agreed to and approved by the Parties. The Budget is the Parties’ good faith estimate of the actual costs of completing the activities described in the Research Plan, as the Research Plan is amended and updated each year. The JRC shall prepare a draft Budget, reflecting the JRC’s good faith estimate of the actual costs of completing the activities described in then-current Research Plan, on or before July 31st of each year, for the next calendar year. If necessary, the JSC may extend such deadline until September 30th. The draft Budget shall then be approved by the JSC provided that the budgeted amount, when combined with all funding previously provided hereunder by CFFT, does not exceed the Total Anticipated Award. EPIX may at its own discretion use any budgeted amount to fund actual Third Party costs and FTE’s related to the Research Project while shifting from one budget item to the other, or while shifting from activities conducted in-house by internal FTE’s to outsourced activities (except computational chemistry), provided that the total costs on a cumulative basis do not exceed the total Budget.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (a) Budget Surplus. Budget surplus in any one calendar year may be used to fund any activities within the Research Project during the following calendar year. Any such surplus amounts shall be used to fund the first activities to be performed in the succeeding calendar year, in accordance with the Budget, before any new amounts provided by CFFT are applied to such funding. In addition, if, upon conclusion of the Research Project or the termination of this Agreement, EPIX is in possession of Award funds that, when combined with previous Award amounts, exceed the total amount of reimbursable costs and expenses hereunder as of conclusion of the Research Project, or the effective date of termination, as applicable, then EPIX shall, within sixty (60) days following conclusion of the Research Project, or the effective date of termination of this Agreement, as applicable, refund such excess Award amounts to CFFT in such manner as CFFT shall reasonably instruct EPIX.
          (b) Budget Shortfall. If the total cost of performing the activities in the Research Program exceeds the Budget for any calendar year, any Budget surplus in subsequent calendar years shall be used to reimburse EPIX for the amount of such shortfall.
          (c) Refusal to Approve Budget. Subject to the terms and conditions set forth in this Agreement, including that the current Budget and prospective future Budgets will not exceed the Total Anticipated Award, EPIX’ compliance with Section 3.1.3(e) below, and CFFT’s right to terminate this Agreement without cause under Section 9.2, CFFT shall fund any Budget it approves in accordance with this Agreement. However, CFFT may refuse to approve any Budget approved by the JSC. In the event of such a refusal, CFFT shall be deemed to have terminated this Agreement pursuant to Section 9.2.
          (d) Excess Funding Participation Right. If neither the EDC nor a Back-Up Compound completes a first Phase IIb Clinical Trial prior to CFFT completing funding of the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Total Anticipated Award, then CFFT may, in its sole discretion, elect, by notice to EPIX no later than one hundred and eighty (180) prior to the date on which the Parties anticipate the Total Anticipated Award will be expended, to provide [********] of the future funding of research and clinical development for the EDC or Back-Up Compound through to completion of the first Phase IIb Clinical Trial and, if CFFT does provide such funding, then CFFT shall be entitled to receive royalties on sales of Products resulting from such research and clinical development efforts at the rates provided in Section 4.3(a) below.
          (e) EPIX Covenant. EPIX hereby covenants and agrees to use the Award funds provided by CFFT to EPIX hereunder solely to fund the Research Project in accordance with this Agreement (including, without limitation, making applicable payments to subcontractors, vendors, consultants and other third parties). EPIX shall repay to CFFT, within sixty (60) days of a demand by CFFT, any Award funds that are used by EPIX to fund activities outside of the Research Project or that are otherwise used in manner that constitutes a breach of the terms of this Agreement.
          3.1.4 Purchase of Dedicated Equipment. If any portion of the Budget is used by EPIX to purchase Dedicated Equipment and the Agreement is terminated by CFFT at any time pursuant to Section 9.3, then, without limitation to any other damages due or owing to CFFT, within thirty (30) days after a written request by CFFT (an “Equipment Request”), EPIX shall, at its option, either: (a) transfer such Dedicated Equipment to any person designated by CFFT, or (b) EPIX shall purchase such Dedicated Equipment from CFFT for an amount equal to the depreciated book value of such equipment at the time of such Equipment Request as reflected in EPIX financial statements. Dedicated Equipment shall be separately identified by EPIX, from time-to-time upon request of CFFT and upon termination of the Research Project.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          3.1.5 Milestones. CFFT shall pay to EPIX the Milestone Awards as set forth in Exhibit C upon achievement of each such Milestone, which payments shall be non-refundable and non-creditable.
          3.1.6 Matched Funds. EPIX agrees to assume responsibility for [********] of the costs of performing certain activities in the Research Project, as specified in the Budget (EPIX share is referred to hereinafter as “Matched Funds”).
          3.1.7 Payments. All payments to be made hereunder (including, without limitation, pursuant to Article IV) shall be made in United States dollars (“Dollars”) and, at the option and direction of the receiving party, shall be made by check or by wire transfer of immediately available funds. All payments shall be made without deduction for withholding or other similar taxes to the credit of such bank account as may be designated by the receiving Party.
          3.1.8 Competition. EPIX hereby agrees and acknowledges that CFFT shall be permitted to provide funding to, or take any other action with respect to, any Person that competes with a Product, the business, operations, and/or research of EPIX, subject to CFFT’s obligations under Article V. Subject to the remaining terms and conditions set forth in this Section 3.1.8, commencing on the Effective Date and until the earlier of the commercialization of a Product, or five (5) years after the Effective Date of the Interruption License, EPIX shall not enter into any research, development or commercialization agreement with a Third Party directed toward the eventual commercialization (including the acquisition and sale of a marketed product) in the Field of a pharmaceutical product that has as its principal mode of action the modulation of CFTR (“CFTR Product”).
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (a) In the event of a breach of the foregoing obligation by EPIX, which breach is not cured within the ninety (90) day cure period described in Section 9.4, CFFT shall have the right, within thirty (30) days, either to institute an action as provided under Section 11.2 and 11.3, or to terminate this Agreement, and to demand and receive from EPIX an Interruption License, as if EPIX had committed an Interruption.
          (b) If EPIX acquires rights to a CFTR Product, for example, by license of rights or by acquisition of a Third Party that controls such rights, EPIX shall have a period of ninety (90) days after such acquisition to negotiate with CFFT towards an agreement pursuant to which EPIX would be permitted to retain both its rights hereunder and its rights to the CFTR Product, or EPIX shall divest itself of such rights within six (6) months following the expiration of such ninety (90) day period. EPIX shall not work on such CFTR Product during the negotiation and divestiture process. The failure to complete such divestiture or otherwise to comply with the foregoing shall constitute a breach by EPIX. In the event of a breach by EPIX of this Section 3.1.8, CFFT shall have the remedies described in Section 3.1.8(a).
          (c) If all or substantially all of the stock or assets (including EPIX’ rights under this Agreement) of EPIX are acquired, directly or indirectly, by a Third Party that also controls rights to a CFTR Product, then such acquisition shall be deemed to be a breach of this Section 3.1.8 and the following shall apply: (i) the Third Party shall have a period of ninety (90) days after such acquisition to negotiate with CFFT towards an agreement pursuant to which such Third Party would be permitted to retain both its rights hereunder and its rights to the CFTR Product, or to choose determine whether to retain or divest its rights to such CFTR Product, (ii) if such Third Party divests itself of such rights, such divestiture shall be undertaken promptly, such Third Party shall not continue work on such CFTR Product during the divestiture process,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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this Agreement shall continue in full force and effect, and the breach of this Section 3.1.8. shall be deemed to be cured; (iii) if such Third Party retains its rights to such CFTR Product, then CFFT shall be permitted to elect to pursue the breach damages or elect an Interruption License, and this Agreement shall terminate; provided however, that if such breach occurs prior to EPIX completing the [********] screen as described in the Research Plan, then, in addition to the rights and remedies described above in Section 3.1.8(a), CFFT shall also have the right to require that such Third Party acquirer of EPIX complete such [********] screen as described in the Research Plan, subject to the same standards as are applicable to EPIX performance hereunder, provided that CFFT provides the funding for such activities as provided in the then-current Research Plan and Budget.
     3.2 Invoices, Records; Reporting Obligations; Audits.
          3.2.1 Invoices. EPIX shall submit invoices to CFFT within thirty (30) days after the Effective Date and within thirty (30) days after the end of each subsequent calendar quarter. FTE’s shall be invoiced [********] in advance of the upcoming [********] at the FTE Rate specified in Exhibit A. External costs shall be invoiced in arrears. Such invoices shall specify amounts in the Budget covered by the invoice. Invoices for external costs shall be accompanied by documentation evidencing actual expenditures from the previous [********], including the identity of FTE’s. Upon the request of CFFT, EPIX shall provide copies of interim and final reports provided by contractors engaged in the performance of the Research Project. Each [********] invoice for external costs shall also include a “true-up” between the actual number of FTE’s and the number of FTE’s invoiced in advance. The invoice for [********] costs submitted by EPIX shall be submitted not later than [********]. All invoices shall be due and payable within thirty (30) days of receipt.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          3.2.2 Records. EPIX shall prepare and maintain complete and accurate books and records in connection with the Research Project (including financial records of expenditures under the Award and the Matched Funds) and the development and commercialization of any Product, and shall keep all such books and records for no less than a period of six (6) years from the date of such expenditure
          3.2.3 Inspection. The Commercial Party shall permit the authorized representatives and agents of the other Party, upon reasonable prior notice and at mutually agreed times, to confer with the Commercial Party’s personnel for the purpose of verifying the Commercial Party’s compliance with the terms and conditions of this Agreement and, in the case of CFFT, for the purpose of discussing with EPIX personnel the progress and results of the Research Project. In addition, the Commercial Party’s personnel shall be available to discuss (whether in person or via telephone) with the other Party the books and records and/or reports delivered by the Commercial Party to the other Party at such time or times as the other Party may reasonably request. At the request of the other Party, the Commercial Party shall use reasonable efforts to facilitate a meeting or correspondence between the other Party and any licensees, sublicensees and subcontractors of the Commercial Party.
          3.2.4 Audit. At the request of the other Party, from time to time, the Commercial Party shall permit the other Party internal accounting personnel or representatives and agents of an independent, certified public accounting firm appointed by the other Party, upon reasonable notice and at mutually agreed times, but not more often than once a year, to audit and examine such books and records of the Commercial Party and any sublicensees of any of the rights granted to the Commercial Party hereunder as may be necessary for verifying the Commercial Party’s payment of amounts due hereunder and, in the case of CFFT, to verify that
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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expenditures of the Award and the Matched Funds have been in conformity with this Agreement. The records from any given period shall be subject to audit only one time. Any and all records audited and examined by the other Party personnel or such representatives and agents of such accounting firm shall be deemed the Commercial Party’s Confidential Information. The other Party shall pay the reasonable costs of such audit and examination of the books and records of the Commercial Party, provided however, that if such audit and examination reveals a discrepancy of more than [********] of the expenditures between the amounts reported by the Commercial Party to the other Party hereunder and the amounts actually due and payable hereunder for the period under audit, or in the case of CFFT, between the amount of the Award or Matched Funds actually due hereunder for the period under audit, then the Commercial Party shall reimburse the other Party for all costs and expenses incurred by the other Party in connection with such audit and examination.
          3.2.5 Reports; Notices. The Commercial Party shall (a) maintain a system of accounting in accordance with GAAP, (b) keep full and complete financial records and maintain an effective system of internal controls, and (c) furnish to the other Party reports and/or notices as follows:
          (a) Within a reasonable period of time after the Research Termination Date, EPIX shall provide to CFFT a closing report reasonably satisfactory to CFFT and which shall (i) be prepared by EPIX or an EPIX-approved Third Party, and (ii) shall set forth EPIX’ final analysis, summary tables, data listings, results and conclusions from the Research Project and such other information and materials as CFFT may reasonably request.
          (b) EPIX, and in the case an Interruption License is granted, CFFT, shall, within [********] after such Party’s annual audit report is finalized, provide to the other Party
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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audited financial statements as of the end of such year (including without limitation, a copy of the consolidated balance sheet of such Party as of the end of such year, together with consolidated statements of income, operations, cash flow and retained earnings of such Party for such year), prepared in accordance with GAAP, along with comparative financial statements of the prior year; provided that if such Party makes such records generally available, for example by posting on its website or filing with the Securities and Exchange Commission, the requirements of this Section 3.2.5(b) shall be satisfied thereby.
          (c) The Commercial Party shall provide to the other Party, as soon as practicable, but in any case no less than [********] in advance, written notice of any proposed license, sublicense or transfer of the right to develop or commercialize a Product.
          (d) As soon as practicable, and in any event promptly after the commencement thereof, notice of all material actions, suits, claims, proceedings, investigations or any other event that could materially impact the Party’s ability to perform its obligations hereunder.
          (e) As soon as practicable, and in any event within [********] after January 1 and June 1 of each calendar year following the Research Termination Date, progress reports and status updates on the Commercial Party’s activities with respect to the Research Project, including, without limitation, the continuing development and/or commercialization of any Products, the Commercial Party’s compliance with the terms of this Agreement, and any other information that the other Party reasonably requests.
ARTICLE IV — COMMERCIALIZATION; ROYALTIES
     4.1 Development and Commercialization of a Product. Following the completion of the work set forth in the Research Plan relating to the Research Project, EPIX shall, at its own
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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expense, use Commercially Reasonable Efforts to develop, commercialize and bring at least one (1) Product in the Field identified in the Research Project to market. In connection therewith, EPIX shall use Commercially Reasonable Efforts: (i) to conduct all additional clinical trials required for Regulatory Approval, (ii) to file all required Registrations, (iii) to conduct any required post-marketing clinical studies, and (iii) to take all necessary or advisable actions in connection with the manufacturing, marketing, promotion, sales and distribution of a Product in the Field.
     4.2 Due Diligence. EPIX shall use Commercially Reasonable Efforts to effect introduction of Products in North America and the European Union.
     4.3 Royalties.
          (a) In consideration of CFFT’s payments to EPIX and CFFT’s licenses to EPIX hereunder (and except as provided in subparagraph (b) of this Section 4.3), EPIX shall pay to CFFT the following royalties on the following segments of aggregate [********] Net Sales of Product[s]:
               (i) [********] Net Sales up to [********];
               (ii) [********] Net Sales in excess of [********]; and
               (iii) [********] Net Sales in excess of [********].
          (b) In the event that CFFT terminates its financial support of the Research Project pursuant to Section 9.2 prior to funding the Total Anticipated Award, or EPIX terminates the Research Project pursuant to Section 9.4, the royalties specified in subparagraph (a) of this Section 4.3 shall not be applicable and instead EPIX shall pay CFFT the following royalty on [********] Net Sales of each Product:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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               (i) If termination is prior to the [********] anniversary of the Effective Date: [********]; and
               (ii) If termination occurs after the [********] anniversary of the Effective Date and prior to the [********] anniversary of the Effective Date, [********]; and
               (iii) If termination occurs after the [********] anniversary of the Effective Date and prior to the [********], [********].
          (c) In the event that CFFT terminates its financial support of the Research Project pursuant to Section 9.2 after having funded the Total Anticipated Award, but prior to the completion of the first Phase IIa Clinical Trial with the first EDC or Back-Up Compound, then the royalties specified in subparagraphs (a) and (b) of this Section 4.3 shall not be applicable and instead EPIX shall pay CFFT a royalty of [********] Net Sales of each Product.
          (d) In the event that CFFT terminates its financial support of the Research Project pursuant to Section 9.2 after having funded the Total Anticipated Award, and after the completion of the first Phase IIa Clinical Trial with the lead Product under development at the time of such termination, then the royalties specified in subparagraphs (a), (b) and (c) of this Section 4.3 shall not be applicable and instead EPIX shall pay CFFT the following royalties on the following segments of aggregate [********] Net Sales of Product[s]:
               (i) [********] Net Sales up to [********];
               (ii) [********] Net Sales in excess of [********]; and
               (iii) [********] Net Sales in excess of [********].
          (e) In addition to the royalties specified in subparagraphs (a), (b), (c) and (d) of this Section 4.3, EPIX shall pay CFFT (i) [********] of any License Income for which EPIX or its Affiliates have the right unconditionally prior to the first dosing of CF patients; and (ii)
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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[********] of any License Income as to which EPIX’s rights remain subject to conditions that are not satisfied until after such first dosing.
          (f) In the event that CFFT terminates its financial support of the Research Project pursuant to Section 9.2 or EPIX terminates the Research Project pursuant to Section 9.4, the License Income specified in subparagraph (c) of this Section 4.3 shall not be applicable and instead EPIX shall pay CFFT the following percentage of License Income:
               (i) If termination is prior to the end of [********] after the Effective Date: [********]; and
               (ii) If termination occurs after the end of [********] after the Effective Date but prior to [********] then EPIX shall pay CFFT (i) [********] of any License Income EPIX or its Affiliates receive prior to the first dosing of CF patients; and (ii) [********] of any License Income EPIX or its Affiliates receive after such first dosing.
     4.4 Royalties to EPIX. Pursuant to Section 9.6, in the event that the Interruption License becomes effective, in lieu of any other royalties pursuant to this Agreement (other than royalties or payments under Section 4.3 previously paid or due by EPIX to CFFT in accordance with this Agreement), CFFT shall pay to EPIX [********] of any amount CFFT receives with respect to EPIX Research Project Technology (including Product sales), including without limitation, amounts CFFT receives in connection with sublicenses of an Interruption License; provided however, that no amount shall be due and payable by CFFT to EPIX pursuant to this Section 4.4 until CFFT has recovered the aggregate amount of the Award funded by CFFT plus Milestone Awards, provided that, if CFFT’s Interruption License is activated prior to the [********] anniversary of the Effective Date as a result of EPIX’s breach of this Agreement, the [********] royalty specified above shall be [********].
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     4.5 Royalty Stacking. In the event that either Party is at any time required to make payments to one or more Third Parties in order to make, use or sell Products, such Party may deduct [********] of any such Third Party payments made by such Party from any payments thereafter payable to the other Party, provided that in no event shall the amounts otherwise payable to such Party be reduced by more than [********].
     4.6 Sales Reports.
          4.6.1 Within [********] following Regulatory Approval of a Product and each [********] period thereafter, the Commercial Party shall furnish or cause to be furnished to the other Party a written report or reports covering the relevant period setting forth in detail the Net Sales during such period. With respect to sales of Products invoiced in Dollars, the Net Sales amounts and the amounts due to the other Party hereunder shall be expressed in Dollars. With respect to sales of Products invoiced in a currency other than Dollars, the Net Sales and amounts due to the other Party hereunder shall be expressed in the domestic currency of the party making the sale, together with the Dollar equivalent of the amount payable to the other Party, calculated by translating foreign currency sales into Dollars at the exchange rates for the [********] as reported in The Wall Street Journal, Eastern US Edition. If any licensee or sublicensee makes any sales invoiced in a currency other than its domestic currency, the Net Sales shall be converted to its domestic currency in accordance with the licensee’s or sublicensee’s normal accounting principles. The Commercial Party shall also promptly report the receipt of any other income received by it during such period attributable to Products, including proceeds received in connection with the grant or performance of a sublicense of any rights granted hereunder. The Commercial Party shall keep accurate records in sufficient detail to enable the amounts due
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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hereunder to be determined and to be verified by the other Party in accordance with Section 3.2.4.
          4.6.2 In case of any delay in payment by the Commercial Party to the other Party not occasioned by a Force Majeure Event in accordance with Section 11.5, interest shall accrue at the [********] from the due date until paid in full; provided that, in no event shall said annual rate exceed the maximum interest rate permitted by law in regard to such payments. Any such overdue royalty payment shall, when made, be accompanied by, and credited first to, all interest so accrued.
     4.7 Royalty Calculations. Royalties shall be payable hereunder only on Products, the manufacture, use, sale or importation of which in or into a specified country is covered by a Valid Claim. Royalties shall be determined on a [********] basis.
ARTICLE V — CONFIDENTIALITY — PUBLICITY
     5.1 Confidentiality.
          5.1.1 Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean: (a) the material business terms of this Agreement; and (b) any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by Owner (as defined below), whether in tangible or intangible form, the confidentiality of which Owner takes reasonable measures to protect. “Confidential Information” shall not, however, include any information of Owner specified in subparagraph (b) above that: (i) is already known to Recipient (as defined below) at the time of its disclosure as evidenced by Recipient’s written records; (ii) becomes publicly known through no wrongful act of Recipient; (iii) is received from a Third
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Party whom Recipient reasonably believes is free to disclose it to Recipient and without any obligations to Owner to keep such information confidential; or (iv) is independently developed by Recipient without using any Confidential Information of the Owner as evidenced by Recipient’s written records.
          5.1.2 Non-Disclosure. Commencing with the date on which the Confidential Information is disclosed and for a period of five (5) years thereafter, each Party (“Recipient”) shall hold all Confidential Information it receives or received from the other Party (“Owner”) in strict confidence and, without first obtaining the prior written consent of Owner, shall not disclose any Confidential Information to any Person, except to directors, officers, employees, consultants, committee members, volunteers, contractors, subcontractors, licensees, sublicensees, accountants or counsel of Recipient who have (a) a need to know such Confidential Information, (b) agreed in writing to be bound by Recipient’s obligations under this Agreement and (c) been informed of the confidential nature of the Confidential Information. Recipient shall use the same degree of care to avoid the disclosure of such Confidential Information as it uses with respect to its own confidential information.
          5.1.3 Required Disclosure. Notwithstanding Section 5.1.2 above, Recipient’s disclosure of Confidential Information shall not be prohibited if such disclosure is required by a legally binding requirement; provided, however, that, Recipient shall have first given prompt notice to Owner of any possible requirement and Owner shall have been afforded a reasonable opportunity to prevent or limit such disclosure (the “Recipient Notice Requirement”); provided, further, that the Recipient Notice Requirement shall not apply to proceedings which, by Applicable Law, are of a nature that the existence of such proceedings may not be disclosed or made public. In the event that Recipient discloses any Confidential Information pursuant to the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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immediately preceding sentence, Recipient shall cooperate with Owner, at Owner’s sole cost and expense, in the prosecution of any appeal that Owner decides to pursue.
          5.1.4 No Use of Confidential Information. Unless otherwise agreed to in writing by the Owner, Recipient shall only use the Owner’s Confidential Information in accordance with the terms of this Agreement.
     5.2 Publicity; Use of Name.
          5.2.1 The Parties shall mutually agree upon the timing and content of any initial press release or other public announcement relating to this Agreement and the transactions contemplated herein.
          5.2.2 Except to the extent already disclosed in the initial press release or other public announcement referenced in Section 5.2.1 above, and except as may be otherwise provided herein, neither Party shall issue any press release or make any public announcement concerning the terms of this Agreement or the transactions described herein without the prior written consent of the other Party, which such consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall not be unreasonable for any Party to withhold consent with respect to any press release or public announcement containing any of such Party’s Confidential Information; and, provided, further, that this Article V shall not preclude any Party from issuing any such press release or making any such public announcement if such Party reasonably believes that any such release or announcement is (a) legally required by Applicable Law, or (b) required by the rules of any stock exchange on which such Party’s securities are listed. Notwithstanding the foregoing, EPIX shall be permitted to disclose the existence and terms of this Agreement to investment bankers, investors, and potential investors,
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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licensees and potential licensees, acquirers or merger partners, lenders and potential lenders and potential acquirers or merger partners who have executed a confidentiality agreement with EPIX.
          5.2.3 In each instance, the Party desiring to issue any press release or to make any public announcement shall provide the other Party with a written copy of the proposed release or announcement in sufficient time prior to public release to allow such other Party to comment upon such release or announcement prior to its public release. In addition, each press release and/or public announcement issued or made pursuant to this Section 5.2 shall include CFFT-approved language acknowledging CFFT’s contribution to the funding of the Research Project.
          5.2.4 Except as may be otherwise provided herein, no Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logos of the other Party for any purpose.
          5.2.5 Notwithstanding the foregoing or any contrary provision contained herein, in connection with: (a) any description by either Party of its research portfolio and of its industry discovery and development program, and/or (b) such Party’s fundraising activities, marketing materials and/or reporting requirements, such Party shall be entitled to use and/or disclose, and the other Party hereby pre-approves such Party’s use and/or disclosure of: (i) the names of the other Party, the other Party’s logo and a general description of the other Party, (ii) the existence and a general description of the nature of this Agreement, and (iii) a general description of the nature of the Research Project.
ARTICLE VI — PUBLICATION
     6.1 Publication. Each of EPIX and CFFT reserves the right to publish or publicly present the data generated during the performance of, or as a result of, the Research Project (the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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“Results”), subject to the following terms and conditions. The Party proposing to publish or publicly present the Results (the “publishing party”) will submit a draft of any proposed manuscript or speech to the other Party (the “non-publishing party”) for comments at least sixty (60) days prior to submission for publication or oral presentation. The non-publishing party shall notify the publishing party in writing within thirty (30) days of receipt of such draft whether such draft contains (a) information of the non-publishing party which it considers to be Confidential Information under the provisions of Article V hereof, (b) information that if published would have an adverse effect on a patent application which the non-publishing party intends to file, or (c) information which the non-publishing party reasonably believes would be likely to have a material adverse impact on the development or commercialization of a Product. In any such notification, the non-publishing party shall indicate with specificity its suggestions regarding the manner and degree to which the publishing party may disclose such information. In the case of item (a) above, no Party shall publish the Confidential Information of the other Party without the prior written consent of such other Party in violation of Article V of this Agreement. In the case of item (b) above, the non-publishing party may request a delay and the publishing party shall delay such publication, for a period not exceeding an additional ninety (90) days, to permit the timely preparation and filing of a patent application or an application for a certificate of invention on the information involved. In the case of item (c) above, if the publishing party shall disagree with the non-publishing party’s assessment of the impact of the publication, then the issue shall be referred to the JSC. In no event, however, shall any publication be made by CFFT without EPIX’ consent. The Parties agree that authorship of any publication will be determined based on the customary standards then being applied in the relevant scientific journal and that
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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JRC members and consultants may be designated as authors if it is appropriate under the circumstances.
     Notwithstanding the foregoing, (a) EPIX intends to advance the body of general scientific knowledge of cystic fibrosis and its potential therapies and cures, all in a manner consistent with its general scientific and commercial objectives in entering into the collaboration with CFFT to which this Agreement relates, (b) EPIX shall after the Effective Date publish the 3D structure of in accordance with the March 7, 2005 agreement between the Parties, and (c) EPIX intends to publish the results of the Research Project in a major scientific peer-reviewed. EPIX shall acknowledge the financial support of CFFT in all publications referencing the Research Project.
     In furtherance of the foregoing, EPIX may, in its sole discretion, make available to academic Third Parties for non-commercial research purposes tangible research materials or resources developed during the Research Project, excluding, without limitation, EDCs, Back Up Compounds, and Clinical Candidates. Such materials and resources shall be provided, if at all, on an “at cost” basis, that may be waived at EPIX discretion, pursuant to the terms of material transfer agreements between EPIX and the academic Third Parties, which agreements shall contain customary terms and conditions.
ARTICLE VII — INDEMNIFICATION
     7.1 Indemnification by EPIX. EPIX shall indemnify, defend and hold harmless CFFT, its Affiliates, and their respective directors, officers, employees, consultants, committee members, volunteers, agents and representatives and their respective successors, heirs and assigns (including, without limitation, the CFFT Designees) (each, a “CFFT Indemnitee”), from and against any and all claims, suits and demands of Third Parties and losses, liabilities, damages for personal injury, property damage or otherwise, costs, penalties, fines and expenses (including
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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court costs and the reasonable fees of attorneys and other professionals) of any Third Party to the extent arising out of, resulting from and relating to:
          (a) the conduct of: (i) the Research Project by EPIX or its Affiliates or their respective directors, officers, employees, consultants, agents, representatives, licensees, sublicensees, subcontractors and/or investigators, but excluding all CFFT Indemnitees (each, an “EPIX Party”) under this Agreement, or any actual or alleged violation of law resulting therefrom; or (ii) EPIX and its Affiliates business or operations outside of the Research Project;
          (b) an EDC or Product developed and/or commercialized by EPIX, its Affiliates or their sublicensees as a result of the Research Project (but excluding any EDC or Product developed or commercialized by CFFT, its Affiliates or their sublicensees under an Interruption License regardless of EPIX prior participation in any such development or commercialization activities);
          (c) any claim of infringement or misappropriation of intellectual property with respect to the performance by EPIX or any EPIX Party of the Research Project or any Product developed in whole or in part as a result of the Research Project (but excluding any such claims as relating to: (i) a Product developed or commercialized by CFFT, its Affiliates or their sublicensees under an Interruption License regardless of EPIX prior participation in any such development or commercialization activities or (ii) the practice of any CFFT Background Technology);
          (d) EPIX’ breach of any of its representations, warranties, covenants and/or material obligations under this Agreement, or the negligence or willful misconduct of any EPIX Party in connection with EPIX’ performance of its obligations under this Agreement; or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (e) any tort claims of personal injury (including death) relating to or arising out of any such injury sustained as the result of, or in connection with, the Research Project or any Product developed in whole or in part as a result of the Research Project (but excluding any such claims as relating to an EDC or Product developed or commercialized by CFFT, its Affiliates or their sublicensees under an Interruption License regardless of EPIX prior participation in any such development or commercialization activities).
     7.2 Indemnification by CFFT. CFFT shall indemnify, defend and hold harmless EPIX, its Affiliates, and their respective directors, officers, employees, consultants, committee members, volunteers, agents and representatives and their respective successors, heirs and assigns (each, a “EPIX Indemnitee”), from and against any and all claims, suits and demands of Third Parties and losses, liabilities, damages for personal injury, property damage or otherwise, costs, penalties, fines and expenses (including court costs and the reasonable fees of attorneys and other professionals) of any Third Party to the extent arising out of, resulting from and relating to:
          (a) the conduct of: (i) research, development and commercialization activities by CFFT or its Affiliates or their respective directors, officers, employees, consultants, agents, representatives, licensees, sublicensees, subcontractors and/or investigators, but excluding all EPIX Indemnitees (each, a “CFFT Party”) of a Product under an Interruption License and/or pursuant to one or more agreements between CFFT and any CFFT Party, or any actual or alleged violation of law resulting therefrom; or (ii) CFFT and its Affiliates’ business or operations outside of this Agreement;
          (b) an EDC or Product developed and/or commercialized by CFFT, or its Affiliates or their representatives, agents, authorized licensees, sublicensees or subcontractors, in
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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whole or in part under an Interruption License (regardless of EPIX prior participation in any such development or commercialization activities with respect to such EDC or Product);
          (c) CFFT’s breach of any of its representations, warranties, covenants and/or material obligations under this Agreement, or the negligence or willful misconduct of any CFFT Party in connection with CFFT’s performance of its obligations under this Agreement.
          (d) any claim of infringement or misappropriation of intellectual property with respect to the development or commercialization of any EDC or Product under an Interruption License; or
          (e) any tort claims of personal injury (including death) relating to or arising out of any such injury sustained as the result of, or in connection with, the development or commercialization of any EDC or Product under an Interruption License (regardless of EPIX prior participation in any such development or commercialization activities).
     7.3 Claims Procedures. Promptly after receipt by a person seeking recovery under Sections 7.1 or 7.2 (an “Indemnified Party”) of notice of the commencement of any action, suit or proceeding, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Party from which indemnification is sought (the “Indemnifying Party”), deliver to the Indemnifying Party written notice of the commencement thereof, and, subject to Section 7.4, Indemnifying Party shall have the right to assume and manage the defense thereof (with counsel reasonably satisfactory to Indemnifying Party and such Indemnified Party), including the right to settle, compromise and/or litigate with respect to any such claim (but only after obtaining Indemnified Party’s prior written consent with respect to any proposed settlement, compromise or litigation; provided, however, that Indemnifying Party shall not be required to obtain Indemnified Party’s prior written consent in connection with any proposed
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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settlement, compromise or litigation if, in connection with and following any such settlement, compromise or litigation, Indemnified Party (a) has no liability (monetary or otherwise), (b) has not waived any of its rights and has not admitted to any wrongdoing or guilt, (c) is not subject to any injunction or other equitable or non-monetary relief, and (d) receives a full and unconditional release of all applicable claims and liability.
     7.4 Participation; Assuming Control of the Defense. Notwithstanding Section 7.3 above, the Indemnified Party may participate in the defense of any claim at such Indemnified Party’s sole expense, with counsel reasonably acceptable to the Indemnifying Party; provided, however, if (a) there is a conflict of interest that would prevent the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, from being represented by a single law firm in the defense of such action; in each such instance, or (b) there shall be one or more additional or other defenses available to the Indemnified Party that are not available to the Indemnifying Party, then in each such instance Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, as applicable, which law firm shall be subject to the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
     7.5 Advance Payment of Expenses. The expenses of an Indemnitee incurred in defending a civil or criminal action, suit or proceeding under Sections 7.1 or 7.2 above shall be paid by the Indemnifying Party as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Indemnitee is not entitled to be indemnified by the Indemnifying Party. All costs and expenses
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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incurred by an Indemnitee in connection with enforcement of this Article VII also shall be reimbursed by the Indemnifying Party.
     7.6 Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR NON-VIOLATION OF THIRD PARTY PROPRIETARY RIGHTS. IN ADDITION, NEITHER PARTY MAKES ANY WARRANTIES AS TO THE VALIDITY OR ENFORCEABILITY OF THE PATENT RIGHTS LICENSED BY SUCH PARTY TO THE OTHER PARTY.
     7.7 No Warranty of Success. Nothing contained in this Agreement shall be construed as a warranty on the part of either Party that (a) the Research Project will yield any Product or otherwise be successful or (b) the outcome of the Research Project or any subsequent development program will be commercially exploitable in any respect.
     7.8 Limited Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY. This Section 7.8 is not intended to limit either Party’s obligations or rights under Sections 7.1 or 7.2.
     7.9 Insurance. At such time as a Party becomes the Commercial Party with respect to a Product, such Party shall maintain at its own expense, with a reputable insurance carrier
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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reasonably acceptable to the other Party, coverage for such Party, its Affiliates, and their respective employees written on a per occurrence basis commensurate with a reasonable assessment of the risks associated with the research efforts being conducted by the Commercial Party, which insurance will name the other Party as an additional insured, including, without limitation, errors and omissions insurance encompassing claims relating to the performance and lack of performance of the Commercial Party’s obligations under this Agreement and comprehensive general liability insurance for claims relating to the performance and lack of performance of the Commercial Party’s obligations under this Agreement and comprehensive general liability insurance for claims for damages arising from bodily injury (including death) and property damages arising out of acts or omissions of the Commercial Party, and its Affiliates or their respective directors, officers, employees, consultants, agents, representatives, licensees, sublicensees, subcontractors and/or investigators. Maintenance of such insurance coverage will not relieve the Commercial Party of any responsibility under this Agreement for damage in excess of insurance limits or otherwise. On or prior to the time when a Party becomes the Commercial Party with respect to a Product, such Party shall provide the other Party with an insurance certificate from the insurer(s) evidencing each insurance coverage and the insurer’s agreement to notify such other Party at least sixty (60) days in advance of any cancellation or modification of such insurance coverage. At its request, such other Party may review the Commercial Party’s insurance coverage with relevant officials of the Commercial Party from time to time.
ARTICLE VIII — PATENTABLE INVENTIONS
     8.1 Ownership. All Technology conceived or reduced to practice and all data and know-how generated exclusively by either Party or its Affiliates (directly or through others
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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acting on its behalf) prior to and during the term of this Agreement relating to the Research Project shall be owned by the Party making the invention or generating the data or know how claimed, or if such invention is made jointly by the Parties (a “Joint Invention”), shall be owned jointly, all as determined in accordance with United States laws of inventorship; provided, however, that CFFT hereby grants to EPIX [********] and [********] made by any CFFT employee resulting from the Research Project [********].
     8.2 Preparation. EPIX shall take responsibility at its own expense for the preparation, filing, prosecution and maintenance of all EPIX Patents, and any Patents with respect Joint Inventions, and CFFT take responsibility for the preparation, filing, prosecution and maintenance of all CFFT Patents, if any. Each Party shall have the right to review all such patent applications prior to their filing and the filing party shall make copies of such patent applications available for such review. Each Party shall provide the JSC with periodic reports listing, by name, Patents filed by such Party in the United States and other jurisdictions relating to the Research Project, along with a general summary of the claims made and the jurisdictions of filing.
     8.3 Costs. Each Party shall bear its own internal costs in regard to the activities described in the above Section 8.2, provided that [********] of the filing fees, counsel fees, translation costs and the like shall be included in the Budget until such time as the first EDC or Back-Up Compound enters clinical testing and [********] of such amounts shall be included in the Budget thereafter, provided that in each case, CFFT’s contribution to funding such amounts shall be capped at [********] and further provided that CFFT shall not have to fund the portion
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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any such efforts to the extent that costs incurred for such efforts are fairly allocable under GAAP to activities outside of the Field.
     8.4 Abandonment. Notwithstanding any contrary provision contained herein, prior to either Party (or any Affiliate, licensee, sublicensee, transferee or successor) abandoning any Patent related to the Research Project (including abandonment for failure to pay any required fees), such Party shall promptly notify the other Party, or cause the other Party to be notified, of such pending abandonment, whereupon such other Party shall have the right and opportunity to assume responsibility for the prosecution of the applicable Patent and to maintain the issued Patent or continue the prosecution of the patent application at such other Party’s own expense. Each Party hereby agrees to exercise its good faith efforts to obtain such consents, on the other Party’s behalf, as may be necessary, advisable and/or appropriate for the other Party to exercise its rights under this Section 8.4.
     8.5 Transfer of Alternative Compounds. EPIX may, in its sole discretion, transfer to CFFT any Hit Corrector Compound, Hit Potentiator Compound and Hit Dual Potentiator Corrector after an EDC has been designated and the JSC has determined pursuant to this Agreement that such prior hit compounds are not to be appropriate for Back Up Compounds. Such transfer shall occur, if at all, within ninety (90) days after such determination has been made. In the event of an Interruption, if such compounds have not been previously transferred to CFFT pursuant to the preceding sentence, they shall be included in the materials and data transferred to CFFT pursuant to Section 9.6(c).
ARTICLE IX — TERM AND TERMINATION
     9.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article IX, shall terminate at
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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such time as when there are no longer any payment obligations owing from one Party to the other under Article IV hereto.
     9.2 Termination by CFFT Without Cause. CFFT may terminate this Agreement within [********] after each anniversary of the Effective Date by providing to EPIX at least [********] prior notice. In the event of any such termination, CFFT shall pay to EPIX any amounts accrued and unpaid under this Agreement as of the effective date of termination and any Milestone Award for any Milestone Event achieved within [********] after the effective date of such termination.
     9.3 Termination by CFFT With Cause. Notwithstanding any provision contained herein or in any other document to the contrary, CFFT may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon the occurrence of any of the following events (each, a “Default”) (provided, however, that, in each instance (other than pursuant to Section 9.3(d)), EPIX shall have [********] following EPIX’ receipt of written notice from CFFT to EPIX of the occurrence of a Default to cure such Default and further provided that if such Default is reasonably susceptible to cure, and EPIX is diligently pursuing a cure, then such cure period shall be extended by an additional [********]):
          (a) any material violation by EPIX of any Applicable Law in the performance of the Research Program;
          (b) any material breach or material default by EPIX in the performance of any of its material covenants or obligations hereunder,
          (c) any representation or warranty made by EPIX in this Agreement is not true in any material respects as of the date made; and/or
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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          (d) a case or proceeding (i) under the bankruptcy laws of the United States now or hereafter in effect is filed against EPIX or all or substantially all of its assets and such petition or application is not dismissed within [********] after the date of its filing or EPIX shall file any answer admitting and not contesting such petition, or (ii) under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or equity) is filed by EPIX for all or substantially all of its assets.
     9.4 Termination for CFFT Breach. EPIX may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event CFFT shall have materially breached or defaulted in the performance of any of its covenants or obligations hereunder, and such breach or default shall have continued for [********] after written notice thereof was provided to CFFT by EPIX and further provided that if such Default is reasonably susceptible to cure, and CFFT is diligently pursuing a cure, then such cure period shall be extended by an additional [********].
     9.5 General Effect of Termination; Survival.
          (a) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which accrued prior to the effective date of such termination or which are expressly indicated to survive termination of this Agreement.
          (b) If this Agreement is terminated for any reason, all of the Parties’ rights and obligations under, and/or the provisions contained in, Sections 2.9, 3.1.2(a)(ii), 3.1.2(a)(iii),
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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3.1.2(b), 3.1.3(a) (third sentence), 3.1.4, 3.1.8, 3.2, 9.5 and 9.6 and Articles IV, V, VI, VII, VIII, X and XI shall survive termination or expiration of this Agreement.
          (c) Subject to the grant of an Interruption License under Section 9.6(a) upon termination or expiration of this Agreement, EPIX will retain ownership of the EPIX Research Project Technology and the license granted under Section 8.1 shall become irrevocable and perpetual.
     9.6 Interruption License. In the event of an Interruption that is not cured as provided in Section 9.3, CFFT shall elect within thirty (30) days, to either terminate this Agreement and pursue such remedies as may be available to it under law, or to elect to accept an Interruption License (as defined in this Section 9.6). Subject to CFFT’s election to accept an Interruption License, EPIX hereby grants to CFFT with respect to the Research Project the following license (the “Interruption License”), which shall become effective solely upon written notice given by CFFT in the event of an Interruption:
          (a) an exclusive (even as to EPIX) worldwide license, with the right to sublicense, under the EPIX Research Project Technology and the EPIX Background Technology necessary to develop, manufacture, have manufactured, use, sell, offer to sell and import Products in the Field; provided that: (i) to the extent any rights licensed hereunder are in-licensed by EPIX from Third Parties, such Interruption License shall in all respects be governed by and subject to such Third Party rights, including, for example, that such Interruption License may not be exclusive with respect to such Third Party rights and that CFFT shall be responsible for making all payments due under such agreements (other than payments under the Tel Aviv License, which shall remain EPIX’ responsibility) that are required in connection with the grant or the exercise of rights under the Interruption License and (ii) the Interruption License shall not
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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permit or allow CFFT, its Affiliates or their sublicensees to make any use of, or have any access to, the Technology licensed by EPIX under the Tel Aviv License nor any screening, optimization or other in silico technologies Controlled by EPIX.
          (b) In the event that EPIX transfers all of or certain of its rights and obligations to develop and commercialize a Product in the Field at any time, the Third Party to which EPIX transfers all or certain rights and obligations to develop and commercialize the Product in the Field shall be subject to the obligations of the Interruption License. The Interruption License shall be deemed to constitute intellectual property as defined in Section 365(n) of the U.S. Bankruptcy Code. EPIX agrees that CFFT, as a licensee of such rights, shall retain and may exercise all of its rights and elections under the U.S. Bankruptcy Code; provided, however, that nothing in this Agreement shall be deemed to constitute a present exercise of such rights and elections.
          (c) In connection with this Section 9.6, without limitation, EPIX shall deliver to CFFT, within thirty (30) days of the occurrence of an Interruption, all materials and data generated by EPIX in the performance of the Research Project that are necessary to the practice the license described in Section 9.6(a) above.
          (d) EPIX shall promptly report to CFFT upon the occurrence of an Interruption explaining the circumstances of the Interruption and its future intent regarding the continuation of the Research Project. CFFT may determine in its sole discretion to defer the written notice of effectiveness of the Interruption License based on such report.
          (e) Upon the grant of the Interruption License, the licenses granted hereunder shall terminate (other than the Interruption License), all of EPIX obligations hereunder shall terminate, except for those that expressly survive the termination of this Agreement and CFFT
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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shall no longer be required to provide any amounts remaining under the Award other than payments that were due and owing as of the Effective Date of the grant of the Interruption license.
          (f) Except as provided in Section 3.1.8(c), the acceptance by CFFT of an Interruption License shall be lieu of any and all other claims, rights or remedies that might be available to CFFT hereunder or at law in connection with such breach or Interruption.
ARTICLE X — REPRESENTATIONS AND WARRANTIES
     10.1 Representations, Warranties and Covenants of EPIX. EPIX represents, warrants and covenants to CFFT that (i) it believes that it has the knowledge, skills, expertise and experience to perform the Research Project; (ii) it shall use Commercially Reasonable Effort to obtain and/or maintain all licenses, permits and other approvals and authorizations required to conduct the Research Project consistent with its obligations pursuant to this Agreement; (iii) with respect to any Third Party to whom EPIX subcontracts the performance of any aspect of the Research Project, and subject to Section 11.7, EPIX shall: (A) subcontract only with research entities that it reasonably believes possess the knowledge, skills, expertise, and experience necessary to perform such services; (B) use Commercially Reasonable Efforts to ensure that each such subcontractor possesses and shall maintain all necessary licenses, permits, approvals or authorizations necessary to conduct work under the Research Project; and (C) use Commercially Reasonable Efforts to ensure that each such subcontractor conducts all work under the Research Project in conformity with Applicable Law; and (iv) it has no knowledge that any of the EPIX Background Technology infringes the intellectual property of a Third Party in the Field.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     10.2 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) this Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles; (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Party and its directors; (c) the individual executing this Agreement on behalf of such Party is duly authorized to do so; (d) no provision contained in this Agreement violates any other agreement to which such Party is bound or otherwise subject; (e) such Party shall perform its obligations hereunder in substantial conformity with all applicable foreign, federal, state or local laws, statutes, rules and regulations (collectively, “Applicable Law”), and without limitation, the Parties certify that they are in compliance with all laws, statutes, and regulations restricting U.S. persons from dealing with any individuals, entities, or groups subject to Office of Foreign Assets Control (“OFAC”) sanctions; and (f) such Party shall not enter into any arrangement, understanding or agreement that conflicts in any manner with this Agreement and such Party’s obligations and responsibilities hereunder.
ARTICLE XI — MISCELLANEOUS PROVISIONS
     11.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland.
     11.2 Dispute Resolution.
          (a) In the event of any dispute, claim or controversy arising out of, relating to or in any way connected to the interpretation of any provision of this Agreement, the
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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performance of either Party under this Agreement or any other matter under this Agreement, including any action in tort, contract or otherwise, at equity or law (a “Dispute”), either Party may at any time provide the other Party written notice specifying the terms of such Dispute in reasonable detail. As soon as practicable after receipt of such notice, the Chief Executive Officers of both CFFT and EPIX shall meet at a mutually agreed upon time and location for the purpose of resolving such Dispute. The Chief Executive Officers shall engage in good faith discussions and/or negotiations for a period of up to thirty (30) days to resolve the Dispute or negotiate an interpretation or revision of the applicable portion of this Agreement which is mutually agreeable to both Parties without the necessity of formal dispute resolution procedures relating thereto. During the course of such discussion and/or negotiation, the Parties shall reasonably cooperate in order so that each of the Chief Executive Officers may be fully informed with respect to the issues in the Dispute.
          (b) In the event that any non-business type Dispute (including whether a Milestone has been achieved) is not resolved by the Chief Executive Officers pursuant to Section 11.2(a) then the Dispute shall be referred to an independent scientific expert in the Field appointed by agreement of the Parties. The independent expert’s decision shall be final and binding and its costs shall be borne as directed by the independent expert. Each Party shall cooperate in good faith with the expert. In the event that the Parties are unable to agree as to whether a particular dispute is governed by this Section 11.2(b), then this Section 11.2(b) shall be utilized to resolve such dispute.
          (c) In the event any business-related Dispute is not resolved by the Chief Executive Officers pursuant to Section 11.2(a), then the Parties shall resolve such Dispute by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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shall give written notice to that effect to the other party. Arbitration shall be held in the District of Columbia, according to the then-current commercial arbitration rules of the Center for Public Resources (“CPR”), except to the extent such rules are inconsistent with this Section 11.2. The arbitration will be conducted by one (1) arbitrator who shall be reasonably acceptable to the Parties and who shall be appointed in accordance with CPR rules. If the Parties are unable to select an arbitrator, then the arbitrator shall be appointed in accordance with CPR rules. Any arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of relevant scientific, financial, medical and industry knowledge. Within twenty (20) days of the selection of the arbitrator, each Party shall submit to the arbitrator a proposed resolution of the Dispute that is the subject of the arbitration (the “Proposals”). The arbitrator shall thereafter select the Proposal so submitted as the resolution of the Dispute that the Arbitrator determines to be appropriate, but may not alter the terms of either Proposal and may not resolve the Dispute in a manner other than by selection of one of the submitted Proposals. If a Party fails to submit a Proposal in accordance with the terms of this Section 11.2(c), the arbitrator shall select the Proposal of the other Party as the resolution of the Dispute. The arbitrator shall agree to render its opinion within thirty (30) days of the final arbitration hearing. No arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a Proposal, and such award is expressly prohibited. The proceedings and decisions of the arbitrator shall be confidential, final and binding on all of the Parties. Judgment on the award so rendered may be entered in a court having jurisdiction thereof. The Parties shall share the costs of arbitration according to the decision of the arbitrator. Nothing in this Section 11.2(c) will preclude either Party from seeking equitable relief in accordance with Section 11.3 or interim or provisional relief from a court of competent
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.
     11.3 Equitable Relief. The Parties acknowledge and agree that, in the event of a breach or a threatened breach by either Party of this Agreement for which it may have no adequate remedy at law, the other Party may suffer irreparable damage and accordingly, shall be entitled to seek injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without the necessity of posting a bond, in addition to any other remedy they might have at law or at equity.
     11.4 Waiver. No provision of this Agreement may be waived except in writing by both Parties hereto. No failure or delay by either Party hereto in exercising any right or remedy hereunder or under Applicable Law will operate as a waiver thereof, or a waiver of any right or remedy on any subsequent occasion.
     11.5 Force Majeure. Neither Party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its reasonable control (a “Force Majeure Event”). In such event EPIX or CFFT, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from its obligations under this Agreement until the Force Majeure Event ceases. To the extent
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure Event.
     11.6 Severability. Should one or more provisions of this Agreement be or become invalid, then the Parties hereto shall attempt to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the Parties would have accepted this Agreement with those new provisions. If the Parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement shall nevertheless not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provisions.
     11.7 Assignment. This Agreement may not be assigned or otherwise transferred by either Party, without the prior written consent of the other Party, except in the event of a Change of Control Transaction. Except as provided in the previous sentence, in the event of a proposed assignment to a development partner which EPIX reasonably determines can better advance the commercialization of the Product[s], EPIX shall notify CFFT at least sixty (60) days prior to the anticipated closing of such transaction and present with such notice the details of such transaction and the reasons EPIX believes that such a transaction would not be injurious to the goals of the Research Project. Thereafter, a meeting of the JSC shall be promptly scheduled to consider whether or not the proposed transaction is in the best interests of the Research Project. If the JSC determines that such transaction is in the best interests of the Research Project, the successor, surviving entity, purchaser of assets, transferee, or other similar party, as applicable, must expressly assumes in full in writing the transferee’s obligations under this Agreement. Any
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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purported assignment in contravention of this Section 11.8 shall be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the Parties hereto.
     11.8 Counterparts. This Agreement may be executed in duplicate, each of which shall be deemed to be original and both of which shall constitute one and the same Agreement.
     11.9 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between CFFT and EPIX. Notwithstanding any of the provisions of this Agreement, neither Party to this Agreement shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the obligations of each Party under this Agreement shall be made, paid, and undertaken exclusively by such Party on its own behalf and not as an agent or representative of the other.
     11.10 Notice. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one party to the other by notice pursuant hereto, by prepaid, certified air mail (which shall be deemed received by the other Party on the seventh (7th) business day following deposit in the mails), or by facsimile transmission, or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by first class letter, postage pre-paid, given by the close of business on or before the next following business day:
if to CFFT, at:
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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Robert J. Beall
President and CEO
Cystic Fibrosis Foundation
6931 Arlington Road, Suite 200
Bethesda, MD 20814
Tel: (301) 907-2541
Fax: (301) 907-2540
Email: rjb@cff.org
with a copy to:
Kenneth I. Schaner, Esq.
2020 K Street, N.W.
Washington, D.C. 20006
Tel: (202) 373-6518
Fax: (202) 373-6001
Email: Ken@schanerlaw.com
if to EPIX, at:
EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Fax: (781) 761-7632
Attn.: Chief Business Officer
with a copy to:
Goodwin Procter
53 State Street
Exchange Place
Boston, MA 02109
Fax: (617) 523-1231
Attn.: Christopher Denn
     11.11 Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.
     11.12 Entire Agreement. This Agreement contains the entire understanding of the Parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective Parties.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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     11.13 Notice of Pharmaceutical Side-Effects. The Parties shall keep each other promptly and fully informed of (a)  any serious adverse event(s) (SAEs)  (as defined by the International Conference of Harmonisation (ICH) guideline, “Clinical Safety Data Management: Definitions and Standards for expedited reporting E2A” dated 27 October 1994); (b) any follow-up information on an SAE; or (c) any findings from tests in laboratory animals that suggest a significant risk for human subjects including reports of mutagenicity, teratogenicity or carcinogenicity; that occur (i) during the Research Project, (ii) during any further research conducted with respect to the Product after the Research Termination Date, (iii) during clinical trials of the Product or (iv) after the First Commercial Sale of the Product.  The Parties shall inform each other in writing within a reasonable period of time, not to exceed thirty (30) days, following receipt of such information and will promptly notify the appropriate authorities in accordance with Applicable Law.
     11.14 Anti-Terrorist Protections.. In accordance with the U.S. Department of the Treasury Anti-Terrorist Financing Guidelines, EPIX shall take reasonable steps to ensure that the Award and the Milestone Awards are not distributed to terrorists or their support networks or used for activities that support terrorism or terrorist organizations. EPIX shall provide a copy of its standard operating procedure or submit periodic reports to CFFT at CFFT’s request detailing what steps it has taken to meet this goal.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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IN WITNESS WHEREOF, the undersigned have executed this Research, Development and Commercialization Agreement as of the date first written above.

Cystic Fibrosis Foundation Therapeutics, Inc.

By:	/s/ Robert J. Beall

Name:	Robert J. Beall
Title:	President and CEO

EPIX Pharmaceuticals, Inc.

By:	/s/ Michael G. Kauffman

Name:	Michael G. Kauffman, M.D., Ph.D.
Title:	CEO
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXHIBIT A
Budget
Hit Characterization and Lead Optimization Activities
[********]

(A)	Such third party costs will include a one-time expense of approximately [********] for acquiring a hardware computational cluster to support the lead optimization projects and annual software support for computational tools of approximately [********], in both cases paid to third parties for annual licenses of software products for lead optimization.

(B)	Equipment amount is based upon the remaining equipment budget at January 1, 2008 from Amendment #3

(C)	Estimated budget paid by the CFFT to Chantest ([********]); CFFT will not use any other budget item to pay for Chantest.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

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EDC or Back-Up to Phase Iib budget
[********]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

2

EXHIBIT B1
EDC/CLINICAL CANDIDATE CRITERIA
Early (Pre-clinical) Candidate (EDC) Criteria
i)	[********]

ii)	[********]

iii)	No significant [********] or at [********], whichever is greater

iv)	No significant [********] on [********] (such as [********]

v)	Acceptable stability in [********]

vi)	No significant [********], whichever is greater.

vii)	[********]

viii)	[********]

ix)	[********]

x)	[********]

xi)	[********]

[1]	The definitions specified in this Exhibit B may be modified by agreement of the JSC and inserted in this Exhibit B in lieu of the criteria originally specified without the need to formally amend this Agreement. Such modification shall also be evidenced in JSC minutes.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXHIBIT C
MILESTONE AWARDS

Milestone Event	Milestone Award
1. Completion of [********], including [********]	[********]

2. Identification of [********]	[********]

3. JSC agreement on [********]	[********]

4. JSC agreement of [********]	[********]

5. JSC agreement of [********] that may be [********]	[********]

6. [********]	[********]

7. Completion of [********]	[********]
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

EXHIBIT D
RESEARCH PLAN
To be inserted after agreement by the JSC within sixty (60) days of the Effective Date.
Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.